UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2021, Regulus Therapeutics Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Charter Amendment”) of its Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 200,000,000 to 400,000,000 shares, effective June 14, 2021. The Charter Amendment was approved by the Company’s stockholders at the 2021 Annual Meeting, as described below under Item 5.07.

A copy of the Charter Amendment is filed as Exhibit 3.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”) was held on June 14, 2021. As of April 16, 2021, the record date for the 2021 Annual Meeting, 74,923,660 shares of common stock were issued and outstanding. A summary of the matters voted upon at the 2021 Annual Meeting and the final voting results are set forth below.

Proposal 1. Election of Directors

The ten persons listed below were elected as directors at the 2021 Annual Meeting, each to serve until the Company’s 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
David Baltimore, Ph.D.	33,261,900	476,473	22,067,104
Kathryn J. Collier	33,134,897	603,476	22,067,104
Joseph P. Hagan	33,071,791	666,852	22,067,104
Alice S. Huang, Ph.D.	33,173,884	564,489	22,067,104
Jake R. Nunn	32,974,690	763,683	22,067,104
Stelios Papadopoulos, Ph.D.	33,247,920	490,453	22,067,104
William Rastetter, Ph.D.	33,062,513	675,860	22,067,104
Hugh Rosen, M.D., Ph.D.	33,123,204	615,169	22,067,104
Simos Simeonidis, Ph.D.	33,182,719	555,654	22,067,104
Pascale Witz, MBA, MSc	33,053,460	684,913	22,067,104

Proposal 2. The Company’s stockholders approved the Charter Amendment to increase the number of authorized shares of common stock from 200,000,000 to 400,000,000. The final voting results were as follows:

Votes For	Votes Against	Abstentions
50,555,959	5,148,013	101,505

Proposal 3. The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the 2021 Annual Meeting. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,643,580	1,013,000	81,793	22,067,104

Proposal 4. The Company’s stockholders ratified the selection by the Company’s Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The final voting results were as follows:

Votes For	Votes Against	Abstentions
54,939,010	494,268	372,199

Proposal 5. The Company’s stockholders approved the authorization to adjourn the 2021 Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 2. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,592,735	1,048,824	96,814	22,067,104

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Regulus Therapeutics Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: June 16, 2021	By:	/s/ Joseph Hagan
Joseph Hagan
President and Chief Executive Officer